SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2009

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2009, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of SIGA Technologies, Inc., a Delaware corporation (“SIGA”), the Board increased the maximum size of SIGA’s Board to thirteen members, and appointed Joseph W. Marshall, III to fill the vacancy created by such increase, effective immediately.  Mr. Marshall, 56, will serve a term through the date of the next annual meeting of SIGA’s stockholders.

Mr. Marshall will receive compensation consistent with that awarded to other Board members for their duties performed in serving on the Board, as previously disclosed in SIGA’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2008.  As such, on the date of his appointment, Mr. Marshall was granted fully vested stock options to purchase 25,000 shares of SIGA's common stock at an exercise price of $4.74 per share, the closing market price of SIGA’s common stock on March 11, 2009.

In addition, as disclosed on its Form 8-K dated February 3, 2009, SIGA appointed Ayelet Dugary, formerly its Director of Finance and Controller, to be its Acting Chief Financial Officer, effective February 1, 2009.

On March 11, 2009, SIGA entered into an Amendment (the “Dugary Amendment”) to the Employment Agreement (the “Original Dugary Employment Agreement”) with Ms. Dugary.  Pursuant to the Dugary Amendment, Ms. Dugary’s annual base salary increased from $180,000 to $225,000 and her annual cash bonus increased from $40,000 to $50,000.  In addition, in the event that Ms. Dugary’s employment is not renewed by SIGA upon the expiration of its term, Ms. Dugary will receive severance in an amount equal to her annual base salary at the time of such nonrenewal.  The Dugary Amendment also provides that Ms. Dugary shall report to the Board, SIGA’s chief executive officer or any other executive officer in a position senior to her.  All other material terms of the Original Dugary Employment Agreement remain unchanged.

Also on March 11, 2009, SIGA entered into an Amendment (the “Hruby Amendment”) to the  Employment Agreement (the “Original Hruby Employment Agreement” and, as amended, the “Hubry Employment Agreement”) with Dr. Dennis E. Hruby, its Chief Scientific Officer.  Pursuant to the Hruby Amendment, Dr. Hruby’s annual base salary increased from $250,000 to $275,000 and his annual cash bonus increased from a minimum of $62,400 and maximum of $125,000 to a minimum of $75,000 and a maximum of $150,000.  In addition, unless either party provides notice of its desire not to renew the Hubry Employment Agreement thirty (30) days prior to the expiration of the then-current term, the Hubry Employment Agreement shall automatically renew for additional one (1) year periods.  In the event that Dr. Hruby’s employment is not renewed by SIGA upon the expiration of its term, Dr. Hruby will receive severance in an amount equal to his annual base salary at the time of such nonrenewal.  The Hruby Amendment also provides that Dr. Hruby shall report to the Board, SIGA’s chief executive officer or any other executive officer in a position senior to him.  All other material terms of the Original Hruby Employment Agreement remain unchanged.

The foregoing summaries of the Dugary Amendment and the Hruby Amendment are qualified in their entirety by reference to the Dugary Amendment and Hruby Amendment filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2009, the Board approved an amendment (the “Amendment”) to Section 3.1 of the Bylaws of SIGA (the “Bylaws”), increasing the maximum size of SIGA’s Board from twelve members to thirteen members in connection with the appointment of Joseph W. Marshall, III to the Board, as set forth in Item 5.02 above.

The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

3.1	Amendment to the Bylaws of SIGA Technologies, Inc.

10.1	Employment Agreement, dated as of January 22, 2007, between SIGA and Ayelet Dugary

10.2	Amendment to Employment Agreement, dated as of March 11, 2009, between SIGA and Ayelet Dugary

10.3	Amendment to Employment Agreement, dated as of March 11, 2009, between SIGA and Dr. Dennis E. Hruby

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            SIGA TECHNOLOGIES, INC.

                                                            By: /s/ Ayelet Dugary
                                                               Name: Ayelet Dugary
                                                               Title:   Acting Chief Financial Officer

Date:   March 12, 2009